Maytag Announces Resignation of CFO;
                 Changes in Staff to fill out Senior Team



     NEWTON, IOWA (Nov. 18, 1999)--Maytag Corporation today announced that

Gerald J. Pribanic, executive vice president and chief financial officer,

has chosen to resign from the corporation to pursue other CFO opportunities.  A search is underway to fill the CFO position.  Pribanic will continue in his current responsibilities through a transition period.

      Jerry managed the CFO s role during one of the more profitable periods in Maytag s history,  said Maytag Chairman and CEO Lloyd D. Ward.

 His integrity and commitment to financial discipline are indicative of his contribution to Maytag.

     Ward also announced his intention to create a group president position to lead the corporation s Home Solutions group, which encompasses the corporation s major appliance and floor care divisions.

      The major appliance division and the floor care division are key

engines to Maytag s earnings and value creation,  Ward said.   We have

talented leadership at the division level, and the Maytag, Hoover, and

Jenn-Air brands are among the best known in the marketplace.  We also know we can help accelerate growth and profitability with additional world-class leadership at the group level, taking advantage of our strengths across the enterprise and within each division.  As I fill out the senior team that will deliver growth from innovation and operating excellence, this is a key position.

     Another senior level change involves the promotion of Thomas P.

Schwartz, vice president, corporate communications, to chief administrative officer, a newly created position.  The appointment is effective Dec. 1,

1999.  The chief administrative officer will directly support the CEO, with
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additional responsibility for corporate communications, corporate branding

and public relations, and the Maytag Foundation.   No successor was named

immediately for the vice president, corporate communications, position.

     The corporation also announced several other executive changes.

     Edward H. Graham, senior vice president, general counsel and secretary, will retire at the end of the year, as planned.  A search is underway for his successor, who will fill the position of chief legal officer, reporting to Ward, with broad responsibility for leading the corporation s law functions.

     Jon O. Nicholas, vice president of human resources, has also announced his intention to retire within the next 18 months.  A search is underway to fill the position of chief human resource officer, reporting to Ward. The position carries broad responsibility for all human resource and organizational transformation strategy, planning, and implementation across the corporation.  Until the new position is filled, Nicholas will continue to manage corporate-wide human resource functions.  Once the position is filled, Nicholas will manage Maytag s talent development and Maytag

University until he retires.  Maytag University is the corporation s internal training and development program.

     When fully constituted, Ward s senior staff will include the positions named above, the corporation s chief technology officer, the Commercial

Solutions group president, the Worldwide Solutions group president, and the vice president and general manager of the Emerging Solutions group.

     Pribanic, 56, joined Maytag s floor care division, the Hoover Company,

in 1990 as vice president of finance and controller.  He was named executive vice president and CFO at Maytag Corporation in 1996.  Prior to joining Maytag, Pribanic was with Borg-Warner, serving as vice president,
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controller, Borg-Warner automotive, and as director of finance for Borg-

Warner Chemical in Europe.  He joined Borg-Warner in 1974, after nine years with the American Cyanamid companies.

     Schwartz, 49, joined Maytag in 1995 as director, corporate communications.  He was named vice president in 1996.  Before joining

Maytag, he held positions in corporate communications at the Mead

Corporation and American Airlines.  Schwartz also held speechwriting and public affairs positions at Vanderbilt University and the University of

Illinois.

     Graham, 64, joined Maytag in 1986.  His career includes private practice and general counsel positions at AGRI Industries and Massey-

Ferguson.

     Nicholas, 60, has been with Maytag s major appliance business since

1972.  He served in human resource positions in the appliance division from

1972 to 1993, when he was named vice president, human resources, for Maytag

Corporation.

     Maytag Corporation is a leading producer of home and commercial appliances.  Its products are sold to customers throughout North America and in international markets.



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CPI9936

Media Contact:                                              Additional
Information:
James G. Powell
www.maytagcorp.com
Maytag Communications
515-787-8392
jpowel@maytag.com